As filed with the Securities and Exchange Commission on March 1, 2018

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

AERIE PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	20-3109565
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification number)

4301 Emperor Blvd., Suite 400

Durham, North Carolina 27703

(919) 237-5300

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Aerie Pharmaceuticals, Inc.

Second Amended and Restated Inducement Award Plan

(Full title of the Plan)

Vicente Anido, Jr., PhD

Chief Executive Officer

Aerie Pharmaceuticals, Inc.

4301 Emperor Blvd., Suite 400

Durham, North Carolina 27703

Tel. No.: (919) 237-5300

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

TITLE OF SECURITIES TO BE REGISTERED	AMOUNT TO BE REGISTERED	PROPOSED MAXIMUM OFFERING PRICE PER SHARE	PROPOSED MAXIMUM AGGREGATE OFFERING PRICE	AMOUNT OF REGISTRATION FEE
Common Stock, $0.001 par value per share	327,300 (1)	$51.85 (2)	$16,970,505.00	$2,112.83

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement on Form S-8 (the “Registration Statement”) shall also cover any additional shares of Aerie Pharmaceuticals, Inc.’s common stock, par value $0.001 per share (the “Common Stock”), that become issuable under the Aerie Pharmaceuticals, Inc. Amended and Restated Inducement Award Plan by reason of any stock dividend, stock split, reclassification, recapitalization, spin-off or any other similar transaction that results in an increase in the number of shares of Common Stock.
(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and (h) promulgated under the Securities Act. The proposed maximum offering price per share is based upon the average of the high and low prices of the Common Stock on February 28, 2018, as reported on the Nasdaq Global Market.

EXPLANATORY NOTE UNDER GENERAL INSTRUCTION E

This Registration Statement on Form S-8 (the “Registration Statement”) is filed by Aerie Pharmaceuticals, Inc. (the “Registrant”), relating to an additional 327,300 shares of the Registrant’s common stock, par value $0.001 per share (the “Common Stock”), that may be issued pursuant to the Aerie Pharmaceuticals, Inc. Amended and Restated Inducement Award Plan (the “Inducement Award Plan”). The purpose of this Registration Statement is to register the aforementioned 327,300 shares on this Registration Statement. All awards under the Inducement Award Plan are intended to be made in compliance with and reliance on NASDAQ Listing Rule 5635(c)(4).

Pursuant to General Instruction E on Form S-8, the contents of the Registration Statements on Form S-8 with respect to the Inducement Award Plan (Registration No. 333-216578) filed with the Securities and Exchange Commission (the “Commission”) on March 9, 2017, August 3, 2017 and November 9, 2017, including the information contained therein, are hereby incorporated by reference in this Registration Statement, except that the provisions contained in Part II of such earlier registration statements are modified as set forth in this Registration Statement.

PART I

As permitted by the rules of the Commission, this Registration Statement omits the information specified in Part I of Form S-8. The documents containing the information specified in Part I will be sent or given to the participants in the Inducement Award Plan as required by Rule 428(b)(1) under the Securities Act of 1933, as amended (the “Securities Act”). Such documents are not being filed with the Commission as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424. These documents and the documents incorporated by reference in this Registration Statement pursuant to General Instruction E to Form S-8, taken together, constitute a prospectus for the Inducement Award Plan that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

The following documents, which have been filed with the Commission by the Registrant, are incorporated by reference in this Registration Statement:

(a) The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017 (Registration No. 001-36152), filed by the Registrant with the Commission under the Securities Act on March 1, 2018.

(b) The Registrant’s Current Reports on Form 8-K filed by the Registrant with the Commission on January 23, 2018 and January 26, 2018.

(c) A description of the Common Stock, which is registered under Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), contained in the Registration Statement on Form 8-A (File No. 001-36152) filed by the Registrant with the Commission on October 25, 2013, which incorporates by reference the description of the Common Stock contained in the Registrant’s Form S-1 (Registration No. 333-191219), first filed by the Registrant with the Commission under the Securities Act on September 17, 2013, including any amendment or report filed for the purpose of updating such description.

In addition, all documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, subsequent to the effective date of this Registration Statement, but prior to the filing of a post-effective amendment to this Registration Statement indicating that all securities offered hereby have been sold or deregistering all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

Item 4. Description of Securities

Not applicable.

Item  5. Interests of Named Experts and Counsel

Certain legal matters with respect to the issuance of securities offered hereby will be passed upon for us by Fried, Frank, Harris, Shriver & Jacobson LLP.

Item 6. Indemnification of Directors and Officers

Not required to be filed with this Registration Statement pursuant to General Instruction E to Form S-8.

Item 7. Exemption from Registration Claimed

Not applicable.

Item 8. Exhibits

EXHIBIT NO.	DESCRIPTION

3.1	Amended and Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on October 31, 2013).

3.2	Amended and Restated Bylaws of the Registrant (incorporated by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K filed on October 31, 2013).

4.1	Specimen Common Stock Certificate of the Registrant (incorporated by reference to Exhibit 4.1 to the Registrant’s Amendment to Form S-1 Registration Statement (Registration No. 333-191219) filed on October 15, 2013).

4.2*	Aerie Pharmaceuticals, Inc. Second Amended and Restated Inducement Award Plan.

5.1*	Opinion of Fried, Frank, Harris, Shriver & Jacobson LLP.

23.1*	Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm.

23.2*	Consent of Fried, Frank, Harris, Shriver & Jacobson LLP (included in Exhibit 5.1).

24.1*	Power of Attorney (included on signature page).

*	Filed herewith.

Item	9. Undertakings

Not required to be filed with this Registration Statement pursuant to General Instruction E to Form S-8.

INDEX TO EXHIBITS

EXHIBIT NO.	DESCRIPTION

3.1	Amended and Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on October 31, 2013).

3.2	Amended and Restated Bylaws of the Registrant (incorporated by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K filed on October 31, 2013).

4.1	Specimen Common Stock Certificate of the Registrant (incorporated by reference to Exhibit 4.1 to the Registrant’s Amendment to Form S-1 Registration Statement (Registration No. 333-191219) filed on October 15, 2013).

4.2*	Aerie Pharmaceuticals, Inc. Second Amended and Restated Inducement Award Plan.

5.1*	Opinion of Fried, Frank, Harris, Shriver & Jacobson LLP.

23.1*	Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm.

23.2*	Consent of Fried, Frank, Harris, Shriver & Jacobson LLP (included in Exhibit 5.1).

24.1*	Power of Attorney (included on signature page).

* Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, hereunto duly authorized, in Durham, North Carolina, on this 1st day of March, 2018.

AERIE PHARMACEUTICALS, INC.

By:	/s/ RICHARD J. RUBINO
Richard J. Rubino
Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby appoints Vicente Anido, Jr. and Richard J. Rubino and each of them severally, acting alone and without the other, his or her true and lawful attorney-in-fact with full power of substitution or re-substitution, for such person and in such person’s name, place and stead, in any and all capacities, to sign on such person’s behalf, individually and in each capacity stated below, any and all amendments, including post-effective amendments, to this Registration Statement on Form S-8, and to sign any and all additional registration statements relating to the same offering of securities of this Registration Statement that are filed pursuant to Rule 462(b) of the Securities Act of 1933, as amended (the “Securities Act”), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

SIGNATURE	TITLE	DATE

/s/ VICENTE ANIDO, JR., PH.D.	Chief Executive Officer, Chairman of the Board	March 1, 2018
Vicente Anido, Jr., Ph.D.	(Principal Executive Officer)

/s/ RICHARD J. RUBINO	Chief Financial Officer	March 1, 2018
Richard J. Rubino	(Principal Financial Officer and Principal Accounting Officer)

/s/ GERALD D. CAGLE, PH.D.	Director	March 1, 2018
Gerald D. Cagle, Ph.D.

/s/ RICHARD CROARKIN	Director	March 1, 2018
Richard Croarkin

/s/ MECHIEL M. DU TOIT	Director	March 1, 2018
Mechiel M. du Toit

/s/ MURRAY A. GOLDBERG	Director	March 1, 2018
Murray A. Goldberg

/s/ BENJAMIN F. MCGRAW, III, PHARM. D.	Director	March 1, 2018
Benjamin F. McGraw, III, Pharm. D.

/s/ JULIE MCHUGH	Director	March 1, 2018
Julie McHugh